UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive

Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 31, 2014, the merger of Hunter Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of R.R. Donnelley & Sons Company (“R.R. Donnelley”), with and into Consolidated Graphics, Inc. (“Consolidated Graphics”) (the “Merger”) was consummated in accordance with the Agreement and Plan of Merger, dated as of October 23, 2013, by and among Consolidated Graphics, R.R. Donnelley and Merger Sub (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of Consolidated Graphics common stock, par value $0.01 per share (“Consolidated Graphics Shares”), issued and outstanding immediately prior to the consummation of the Merger (other than Consolidated Graphics Shares owned by R.R. Donnelley, Merger Sub, R.R. Donnelley’s other subsidiaries, Consolidated Graphics or its subsidiaries and by shareholders of Consolidated Graphics who have exercised and not withdrawn dissenters’ rights for appraisal under Texas law) was converted into the right to receive (i) an amount in cash equal to $34.44 and (ii) 1.651 shares of R.R. Donnelley’s common stock, par value $1.25 per share (“R.R. Donnelley Shares”). R.R. Donnelley paid approximately $335 million in cash and issued approximately 16,035,552 R.R. Donnelley Shares to former holders of Consolidated Graphics Shares in connection with the Merger upon the closing. The source of funds for such cash payment was cash on hand. Upon the closing of the Merger, Consolidated Graphics became a wholly owned subsidiary of R.R. Donnelley and the Consolidated Graphics Shares, which traded under the symbol “CGX”, ceased trading on, and are being delisted from, the New York Stock Exchange.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 8.01	Other Events.

On January 31, 2014, R.R. Donnelley issued a press release announcing that it had completed its previously announced acquisition of Consolidated Graphics.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit 2.1.	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Consolidated Graphics, Inc., R.R. Donnelley & Sons Company and Hunter Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to R.R. Donnelley & Sons Company’s Current Report on Form 8-K filed on October 28, 2013).

Exhibit 99.1.	Press Release issued by R.R. Donnelley & Sons Company, dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: January 31, 2014

	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Consolidated Graphics, Inc., R.R. Donnelley & Sons Company and Hunter Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to R.R. Donnelley & Sons Company’s Current Report on Form 8-K filed on October 28, 2013).

99.1	Press Release issued by R.R. Donnelley & Sons Company, dated January 31, 2014.